Exhibit 23(p)(ii)

                                 CODE OF ETHICS

                               THE WESTPORT FUNDS
                             WESTPORT ADVISERS, LLC
                         WESTPORT ASSET MANAGEMENT, INC.

                             Effective March 6, 2006

This Code of Ethics ("Code") is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws. Similarly, each registered investment company and its investment adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"). In conformity with these rules, this Code is adopted by The Westport Funds (the "Funds"), Westport Advisers, LLC ("WALLC") and Westport Asset Management, Inc. ("WAMI"). Throughout this Code, WALLC and WAMI are referred to as the "Adviser," unless stated otherwise. WALLC, WAMI and the Funds are collectively referred to as "Westport".

Carefully read the guidelines and procedures contained in this Code. When you believe that you sufficiently understand them, please sign, date, and return the Annual Certificate of Receipt and Compliance (attached as Exhibit E) to the Chief Compliance Officer, as defined herein. Please keep a copy of the Code for your reference.

Capitalized terms not otherwise defined in context at their first appearance in this Code are defined in Section 2.

Additionally, Federal Securities Laws require investment advisers, funds and others to adopt policies and procedures to identify and prevent the misuse of material, non-public information. Therefore, Westport has developed and adopted Policies and Procedures Concerning the Misuse of Material Non-Public Information (the "Insider Trading Policy") that applies to all employees, officers and trustees (attached as Exhibit A). Read it carefully. When you believe that you sufficiently understand its terms and conditions, please sign, date and return the Insider Trading Policy Annual Certificate of Compliance (attached as Exhibit
F) to the Chief Compliance Officer.

1.    Standards of Business Conduct

      We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our Clients is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.


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      We are fiduciaries and as such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients' interests are paramount and come before our personal interests. Our Access Persons and Supervised Persons are also expected to behave as fiduciaries with respect to our Clients. This means that you must render disinterested advice, protect Client assets (including nonpublic information we may have about a Client or a Client's account) and act always in the best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

      This Code applies to all Access Persons and Supervised Persons of Westport. The Code acknowledges the general principles that Access Persons and Supervised Persons:

      o     owe a fiduciary obligation to all Clients;

      o have the duty at all times to place the interest of all Clients first and foremost; and

      o must conduct their personal trading activities in a manner that avoids conflicts of interest or abuses of their position of trust and responsibility.

      Access Persons and Supervised Persons of Westport must not:

      o     employ any device, scheme or artifice to defraud a Client;

      o make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;

      o     engage in any manipulative practice with respect to a Client;

      o use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

      o conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

      To assure compliance with these restrictions and the Federal Securities Laws we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in applicable compliance manuals.(1) However, Access Persons and Supervised Persons are expected to comply not merely with the "letter of the law," but with the spirit of the law, this Code and applicable compliance manuals.


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(1)   Applicable compliance manuals include the Adviser's policies and procedures adopted pursuant to Advisers Act Rule 206(4)-7 and the Funds' policies and procedures adopted pursuant to Rule 38a-1 of the 1940 Act. Access Persons and Supervised Persons are required to comply with all relevant compliance procedures.


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      Should you have any doubt as to whether this Code applies to you, you should contact the CCO.

2.    Definitions

      As used in the Code, the following terms have the following meanings:

      A.    Access Persons include

            (1) any director, trustee, managing member, or officer of the Funds or the Adviser;

            (2) any Supervised Person of Westport who (a) has access to nonpublic information regarding any Clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; or (b) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic;

            (3) any employee of a Reportable Fund or the Adviser (or any company in a control relationship to a Reportable Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

            (4) any natural person in a control relationship to a Reportable Fund or the Adviser who obtains information concerning recommendations made to the Reportable Fund with regard to the purchase or sale of Reportable Securities by the Reportable Fund; and

            (5)   any other person who the CCO determines to be an Access
                  Person.

            The CCO will inform all Access Persons of their status as such and will maintain a list of Access Persons on Appendix A. For purposes of this Code, Westport has determined that all employees of the Adviser are Access Persons.

      B. Automatic Investment Plan means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan ("DRIP").

      C. Beneficial Ownership generally means any interest in a Reportable Security or a share of a Reportable Fund for which an Access Person or any member of his or her immediate family sharing the same household can directly or indirectly receive a monetary ("pecuniary") benefit. Please see Appendix B for a complete definition.


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      D.    Chief Compliance Officer ("CCO") means the person appointed by each
            Westport entity and indicated in Appendix A, as updated from time to time. The CCO may delegate any or all of his or her responsibilities under the Code. In instances when the Code is applied to the CCO, any other principal of the appropriate Westport entity may act as the designee of the CCO.

      E. Client means any person or entity to which WAMI or WALLC provides investment advisory services. This term includes any registered or unregistered investment company for which WAMI or WALLC serves as an adviser or sub-adviser and any separate account clients.

      F. Control of the Funds, WALLC or WAMI means the power to exercise a controlling influence over the management or policies of the entity (unless such power is solely the result of an official position with the entity). Any person who owns (directly or through one or more controlled companies), more than 25% of the voting securities of one of these entities shall be presumed to control such entity.

      G. Federal Securities Laws means: (i) the Securities Act of 1933, as amended ("Securities Act"); (ii) the Exchange Act; (iii) the Sarbanes-Oxley Act of 2002; (iv) the 1940 Act; (v) the Advisers Act;
            (vi) Title V of the Gramm-Leach-Bliley Act; (vii) any rules adopted by the SEC under the foregoing statutes; (viii) the Bank Secrecy Act, as it applies to funds and investment advisers; and (ix) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

      H. Independent Trustee means any person who serves on the Board of Trustees of the Funds who is not an "interested person" as that term is defined in Section 2(a)(19) of the 1940 Act.

      I. Initial Public Offering ("IPO") means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

      J. Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rules 504, 505 or 506 of Regulation D under the Securities Act.

      K. Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

      L. Reportable Fund means: (i) any registered investment company advised or sub-advised by the Adviser; or (ii) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Westport entity. References to registered investment companies include exchange traded funds. Appendix B, as may be amended from time to time, contains a list of all Reportable Funds.


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      M.    Reportable Security means any and every security as defined in
            Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the 1940 Act except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market mutual funds; and (iv) shares issued by mutual funds other than Reportable Funds. Shares of exchange traded funds, whether registered as open-end investment companies or unit investment trusts, are deemed to be Reportable Securities.

      N. Security Held or to be Acquired means any Reportable Security which, within the most recent 15 days, (i) is or has been held by a Client, or (ii) is being or has been considered by a Client or the Adviser for purchase by a Client. This definition also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security.

      O. Supervised Person of Westport means (i) any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser; or (ii) any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.

3.    Inside Information

      No Access Person may use material, non-public information about a security or issuer in breach of a duty of trust or confidence that is owed directly, indirectly, or derivatively by the Access Person or by the person who informed the Access Person, to the issuer of that security, the shareholders of that issuer, any Client, or to any other person who is the source of the material non-public information. Any Access Person who believes he or she is in possession of such information must contact the CCO immediately to discuss the information and the circumstances surrounding its receipt. Please refer to the Insider Trading Policy attached as Exhibit A for more information.

4.    Substantive Restrictions

      A. Same Day Trading. No Access Person may purchase or sell, directly or indirectly, any Reportable Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership if, to his or her actual knowledge at the time of such purchase or sale, the same or an equivalent Reportable Security is (1) being considered for purchase or sale by a Client that day; or (2) being purchased or sold by a Client that day.

            Notwithstanding the above, accounts in which an Access Person has a Beneficial Ownership interest in a Reportable Security solely by reason of an indirect pecuniary interest described in Rule 16a-1(a)(2)(ii)(B) or (C) under the Exchange Act may purchase or sell, directly or indirectly, any Reportable Security even if the same or an equivalent Reportable Security is (1) being considered for purchase or sale by a Client that day; or (2) being purchased or sold by a Client that day provided that such accounts receive the average price for all such purchases and sales executed for such accounts and all Clients that day, with transaction costs shared on a pro rata basis.


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      B.    IPO and Limited Offering Restrictions. Access Persons (other than an
            Independent Trustee) may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior written approval of the CCO in the form attached as Exhibit B. An Access Person who has been approved to engage in a transaction in a private placement must disclose that investment if he or she plays a part in subsequent investment considerations concerning the issuer of such security for a Client. In such circumstances, Westport's decision to purchase or sell securities of the issuer shall be subject to an independent review by an Access Person with no personal interest in the issuer.

      C. Transactions in Reportable Securities. Unless prior written approval is obtained as described in Section 5.C., no Access Person (other than an Independent Trustee) may engage in a transaction in any Reportable Security.

      D. Late Trading. No Access Person may engage in late trading involving the Funds for any account in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, or authorize or facilitate late trading in shares of the Funds for the account of a third party. Late trading with respect to the Funds refers to the placing of an order to buy or sell Fund shares after 4:00 p.m., Eastern time, while receiving a price based on the Fund's prior net asset value determined at 4:00 p.m. Similarly, late trading also refers to the practice of placing a conditional trade prior to 4:00 p.m. with the option of withdrawing or confirming the trade after 4:00 p.m.

      E. Short-Term Trading in Shares of a Reportable Fund. No Access Person (other than an Independent Trustee) shall retain the profit made on shares of any Reportable Fund Beneficially Owned by the Access Person for 90 or fewer calendar days. This 90 calendar day period will be calculated from the date such shares of a Reportable Fund are purchased (i.e., shares of a Reportable Fund purchased on T0 should be held until at least T91 to avoid having to disgorge any profit). Access Persons are encouraged to make arrangements to have shares of a Reportable Fund Beneficially Owned by the Access Person held directly with the Funds' transfer agent, rather than with a separate bank, broker-dealer or other financial intermediary, to the extent possible.

      F. Conflicts of Interest. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, "Chinese Wall" procedures may be utilized to avoid potential conflicts of interest. Access Persons must avoid engaging in any activity which might reflect poorly upon themselves or us or which would impair their ability to discharge their duties with respect to us and our Clients.


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      G.    Fair Treatment. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts.

      H. Forfeitures. Any profits derived from securities transactions in violation of this Code may be required to be forfeited and may be paid to one or more Clients for the benefit of the Client(s) or, if the Client is a Reportable Fund, its shareholders, if such a payment is determined by the CCO (or, in the case of a Reportable Fund, the Reportable Fund's Board of Trustees) to be appropriate under the circumstances, or to a charity determined by the CCO or the Board of Trustees, as applicable.

      I. Reporting Violations. Any Access Person or Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO or to the CCO's designee. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons and Supervised Persons may make these reports and no adverse action shall be taken against any such person making such a report in good faith.

      J. Waivers. Access Persons may apply to the CCO for a waiver from the short-term trading sanctions with respect to transactions in shares of Reportable Funds. Waivers will only be granted in limited circumstances. No waivers will be granted to portfolio managers with respect to short-term trading in shares of any mutual fund for which they provide advisory services. All waivers must be in writing and must be reported to the Board of the mutual fund with respect to whose shares a waiver was granted at that Board's next regularly scheduled meeting.

5.    Pre-Clearance, Pre-Approval and Reporting Procedures

      The following procedures apply to all Access Persons other than Independent Trustees and officers of the Funds who are not employees of the Adviser ("Exempt Access Persons"), but only to the extent such officer is otherwise subject to a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act (an "External Code"). Independent Trustees must comply with Section 6 of this Code and Exempt Access Persons must comply with the terms of any External Code applicable to him or her. Access Persons should consult the CCO if there are any questions about whether one of the exemptions listed below applies to a given transaction.

      A. Pre-Clearance. Each Access Person shall obtain prior written approval from the CCO or a Westport principal in the form attached as Exhibit B for all personal securities transactions in securities not otherwise specifically prohibited by this Code, including shares of Reportable Funds. Another principal of Westport must approve transactions made by a principal of Westport. Pre-approval of transactions in shares of Reportable Funds does not constitute a waiver of the sanctions imposed on short-term trading in shares of such Funds provided by Section 4.E above.


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      B.    Pre-Clearance Exceptions. Pre-clearance requirements do not apply to:

            (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control or in any account which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions;

            (2) Purchases or sales of securities which are not eligible for purchase or sale by any Client;

            (3) Purchases or sales which are non-volitional on the part of the Access Person;

            (4) Purchases which are part of an Automatic Investment Plan or DRIP;

            (5) Purchases effected upon the exercise of rights or options issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights or options were acquired from such issuer, and sales of such rights or options so acquired; and

            (6) Any transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $2 billion.

      C.    Pre-Approval Procedures.

            (1) Time of Approval and Filing. Pre-approval must be obtained prior to the proposed securities transaction or transaction in shares of a Reportable Fund. Pre-approvals granted with respect to transactions in Reportable Securities (other than shares of Reportable Funds) are valid for only 12 hours after approval. Although there is no set time frame for the validity of pre-approvals of transactions in shares of a Reportable Fund, there is a 90-day holding period for most shares of a Reportable Fund Beneficially Owned by an Access Person (see
                  Section 6.B. for exempt transactions in shares of a Reportable
                  Fund) that will run from the day those shares are actually purchased. See Section 4.E. for more information regarding the 90-day holding period requirement. The CCO will retain a copy of all completed Personal Trading Request and Authorization Forms in the manner contemplated by Section 10.

            (2) Form. Pre-approval must be obtained in writing by completing and signing a Personal Trading Request and Authorization Form (including the details of the proposed securities transaction or transaction in shares of a Reportable Fund) and submitting it to the CCO or a principal of Westport. Please use the form attached as Exhibit B.


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      (3)   Filing. The CCO will retain a copy of all completed Personal Trading
            Request and Authorization Forms in the manner contemplated by
            Section 10.

      (4) Factors Considered in Approval of Personal Securities Transactions. Generally, the factors described below will be considered by Westport principals in determining whether or not to approve a proposed securities transaction.

            o whether the proposed purchase or sale is likely to have any economic impact on any Client or on their ability to purchase or sell securities of the same class or other securities of the same issuer;

            o whether any Client has a pending "buy" or "sell" order in that security or has completed a purchase or sale of that security that day;

            o whether the amount or nature of the securities transaction or person making it is likely to affect the price of or market for the security;

            o whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by any Client;

            o whether the security is currently being considered for purchase or sale by Westport that day;

            o whether the securities transaction would create the appearance of impropriety, whether or not an actual conflict exists; and

            o whether the investment opportunity should be reserved for a Client, and whether the opportunity is being offered to the Access Person by virtue of his or her position.

            However, if warranted by the nature of the transaction, and notwithstanding the prohibition in Section 4.A, the CCO has the authority, only in exceptional circumstances, to approve a securities transaction where the security is currently being considered for purchase or sale by Westport that day.

            The factors described below, in addition to considerations required by the Insider Trading Policy, will generally be considered by Westport principals in determining whether or not to approve a proposed transaction in shares of Reportable Funds:


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                  o     an unexpected or emergency need for cash;

                  o     the size of the proposed transaction;

                  o     the frequency of prior trading;

                  o     the possible disruption to the mutual fund involved; and

                  o the potential cost to other shareholders in the mutual fund.

6.    Reporting by Access Persons Other Than Independent Trustees of the
      Funds(2)

      A.    Each Access Person must make the following reports:

            (1) Initial Holdings Reports. No later than 10 days after a person becomes an Access Person (other than an Independent Trustee), such person must file a report, in the form attached as Exhibit C, with the CCO reflecting the Access Person's holdings as of a date not more than 45 days prior to becoming an Access Person. Such report must contain the following information:

                  o the title, number of shares and principal amount of each Reportable Security in which such person has any direct or indirect Beneficial Ownership;

                  o the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and

                  o     the date the report is submitted to the CCO.

            (2) Quarterly Reports. No later than 30 days after the end of a calendar quarter, every Access Person (other than an Independent Trustee) must file a report, in the form attached as Exhibit D, with the CCO with respect to any transaction during the calendar quarter in a Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership (the "Quarterly Report"). The Quarterly Report, which may be in the form of the cover page in Exhibit D and attached account statements, must contain:

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(2)   Each Access Person required to make a report is responsible for taking the initiative to file reports as required under the Code. Any effort by the CCO to facilitate the reporting process does not change or alter that responsibility.

      Any report required by Section 6 and 7 may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in Reportable Securities or shares of a Reportable Fund to which the report relates.


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                  o     the date of each transaction, the title, the interest
                        rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved;

                  o the nature of the transaction (i.e., purchase or sale or other type of acquisition or disposition);

                  o the price of the Reportable Security at which the transaction was effected;

                  o the name of the broker, dealer or bank with or through which the transaction was effected; and

                  o     the date that the report is submitted to the CCO.

                  With respect to any quarter in which an account was established by an Access Person in which any securities were held for the direct or indirect benefit of the Access Person, such Quarterly Report must also contain the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established.

            (3) Annual Holdings Reports. Every January 30, every Access Person (other than an Independent Trustee) must file a report, in the form attached as Exhibit C, with the CCO which, as of a date not more than 45 days prior to the date the report was submitted, contains the following information:

                  o the title, number of shares and principal amount of each Reportable Security or shares in a Reportable Fund in which such person has any direct or indirect Beneficial Ownership as of December 31 of the prior calendar year;

                  o the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and

                  o     the date the report is submitted to the CCO.

                  The report may be in the form of the cover page in Appendix V and attached account statements. Each Access Person (other than an Independent Trustee) must attach a copy of their year-end statement summarizing their portfolio holdings as of December 31 for Reportable Securities in all accounts in which the Access Person or any member of his or her immediate family had a Beneficial Ownership interest as of that date.


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      B.    Exceptions to Reporting Requirements. The reporting requirements of
            Section 6 apply to all transactions in Reportable Securities other than:

            (1) transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; and

            (2)   transactions effected pursuant to an Automatic Investment
                  Plan.

      C. Reporting by Independent Trustees of the Funds. Independent Trustees must submit to the CCO a report in the form attached as Exhibit D not later than ten (10) days after the end of each calendar quarter with respect to any Reportable Securities transaction occurring in such quarter only if the Independent Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as such, should have known that, during the 15-day period immediately before or after the date of the Reportable Securities transaction, a Client account purchased or sold the Reportable Security, or the Adviser considered purchasing or selling the Reportable Security for a Client account.

7.    Code Notification and Annual Access Person Certifications

      The CCO shall provide notice to all Access Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access Person will be provided a copy of any Code amendments. After reading the Code or any amendment to the Code, each Access Person shall make the certification contained in Exhibit E. Annual certifications are due no later than December 31 of each year. Certifications with respect to amendments to the Code must be returned to the CCO within 10 days of the distribution of such amendment. To the extent that any Code related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons attending.

8.    Review of Required Code Reports

      A. Reports required to be submitted pursuant to the Code will be reviewed by the CCO on a periodic basis.

      B. Any material violation or potential material violation of the Code must be promptly reported to the CCO within five business days of its discovery. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be material to the Adviser's principals and/or the Funds' Board of Trustees ("Board"), as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner he or she deems to be appropriate. However, sanctions more severe than a warning or censure must be approved by the CEO or the Board.


Westport Code of Ethics               -12-               Effective as of: 3/6/06

      C. The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

      D. Sanctions for violations of the Code include: verbal or written warnings and censures, monetary sanctions, disgorgement, suspension or dismissal. See "Forfeitures" in Section 4.I.

9.    Reports to the Board

      No less frequently than annually, the CCO shall submit to the Board a written report (i) describing any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations or waivers of the Code, sanctions imposed in response to material violations, and whether any waivers that might be considered important by the board were granted during the period, and (ii) certifying that the Code contains procedures reasonably necessary to prevent Access Persons from violating it.

      The Board shall consider reports made to it pursuant to Section 8.B. and determine what sanctions, if any, in addition to any forfeitures, if any, should be imposed for the material violations reported and to whom such forfeitures should be paid.

      No less frequently than annually, the distributor of the Funds must prepare a written report to be furnished to the Board of Trustees of the Funds that: (1) describes any issues arising under its code of ethics since the last report to the Board, including, but not limited to, information about material violations of its code of ethics and sanctions imposed in response to the material violations; and (2) certifies that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

      The Board shall review the Code and the operation of these policies at least once a year.

10.   Recordkeeping and Review

      This Code, any written prior approval for a Reportable Securities transaction given pursuant to Section 5.C. of the Code, a copy of each report by an Access Person in accordance with Section 6.C., a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Funds' or Adviser's records, as applicable, for the periods and in the manner required by Rules 17j-1 and 204A-1, respectively. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

      The following records must be maintained at the principal place of business of the appropriate Westport entity in the manner and to the extent set out below. These records must be made available to the Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:


Westport Code of Ethics               -13-               Effective as of: 3/6/06

      o A copy of the Code that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

      o A record of any violation of the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

      o A copy of each report required to be submitted by Access Persons under Section 6 of the Code, including any information provided on broker transaction confirmations and account statements, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

      o A record of the names of all persons who are currently, or within the past five years were, Access Persons of the Adviser;

      o A record of all Access Persons, currently or within the past five years, who are or were required to make reports under the Code must be maintained in an easily accessible place;

      o A record of all persons, currently or within the past five years, who are or were responsible for reviewing reports of Access Persons must be maintained in an easily accessible place;

      o A copy of each Personal Trading Request and Authorization Form submitted to the CCO (including a record of all approvals to acquire securities in an IPO or Limited Offering, indicating the reasons therefor) must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later;

      o A record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities in an IPO or Limited Offering for at least five years after the end of the fiscal year in which approval is granted;

      o A copy of each report to the Board of the Funds required to be submitted pursuant to Section 9 of the Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

      o A record of all accounts, currently or within the past five years, in which an Access Person has or had a Beneficial Ownership interest in a Reportable Security solely by reason of an indirect pecuniary interest described in Rule 16a-1(a)(2)(ii)(B) or (C) under the Exchange Act must be maintained in an easily accessible place; and

      o A record of all Annual Certifications of Receipt and Compliance for each person who is currently, or within the past five years was, a Supervised Person of the Adviser.


Westport Code of Ethics               -14-               Effective as of: 3/6/06

11.   Confidentiality of Adviser Transactions

      Specific information relating to any Client's portfolio or activities is strictly confidential and should not be discussed with anyone outside Westport.

12.   Amendments and Modifications

      This Code may be amended or modified as deemed necessary by the officers of the appropriate Westport entity. In the case of amendments or modifications by the Funds or WALLC, the amendments and modifications must also by approved by the Board of the Funds within six months of any such amendment or modification.


Dated:  March 6, 2006


Westport Code of Ethics               -15-               Effective as of: 3/6/06

                           Appendix A: Reference Page

                               Relevant Personnel

--------------------------------------------------------------------------------
            Title                          Name(s)
--------------------------------------------------------------------------------
Access Persons                        Debbie F. Douglas
--------------                         Andrew J. Knuth
                                        Mario A. Loya
                                      Russell M. Lynch
                                   Edmund H. Nicklin, Jr.
                                      Ronald H. Oliver
                                    Terry A. Wettergreen
--------------------------------------------------------------------------------
Supervised Persons                See Access Persons above.
------------------
--------------------------------------------------------------------------------
CCO*                   Terry A. Wettergreen -- Westport Advisers, LLC
---
                   Ronald H. Oliver -- Westport Asset Management, Inc. **

                          Joseph G. Melcher -- The Westport Funds**
--------------------------------------------------------------------------------

* To the extent that any Westport policies or procedures require the actions of an individual serving in a particular position to be reviewed by that particular position (or require reports to be delivered to that particular position), those reports should be received or those actions reviewed by another designated person.

** The CCO may delegate his or her functions as he or she sees fit. The CCO may consult with outside counsel as appropriate. Mr. Melcher, as CCO of The Westport Funds, and Mr. Oliver, as CCO of WAMI, have delegated their responsibilities under this Code to Ms. Wettergreen, the CCO of WALLC.

                                Reportable Funds

                                  Westport Fund

                            Westport Select Cap Fund

                          Managers Special Equity Fund

          The Investment Fund for Foundations ("TIFF") U.S. Equity Fund


Westport Code of Ethics               -i-                Effective as of: 3/6/06

                                   Appendix B

      The term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:

      (1) The term "pecuniary interest" in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

      (2) The term "indirect pecuniary interest" in any class of securities shall include, but not be limited to:

      (A) Securities held by members of a person's immediate family sharing the same household; provided, however that the presumption of such Beneficial Ownership may be rebutted;

      (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or (2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;

      (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:
(1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) securities of the issuer (i.e., the issuer of the subject Reportable Security) do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

      (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

      (E) A person's interest in securities held by a trust, as specified in Rule 16a-8(b); and

      (F) A person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

      (3) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.


Westport Code of Ethics               -ii-               Effective as of: 3/6/06

                                    EXHIBIT A

                             POLICIES AND PROCEDURES
                        CONCERNING THE MISUSE OF MATERIAL
                             NON-PUBLIC INFORMATION
                         (the "Insider Trading Policy")

      Every trustee, director, officer, member or employee (each a "Covered Person") of The Westport Funds, Westport Advisers, LLC and Westport Asset Management, Inc. (collectively, "Westport") must read and retain a copy of these Policies and Procedures Concerning the Misuse of Material Non-Public Information (the "Insider Trading Policy"). Any questions regarding the Insider Trading Policy described herein should be referred to Westport's Chief Compliance Officer ("CCO").

SECTION I. POLICY STATEMENT ON INSIDER TRADING ("Policy Statement")

      Westport's Policy Statement applies to every Covered Person and extends to activities both within and outside the scope of their duties at Westport. Westport forbids any Covered Person from engaging in any activities that would be considered to be "insider trading."

      The term "insider trading" is not defined in the federal securities laws, but generally is understood to prohibit the following activities:

      1. trading while in possession of material non-public information;

      2. recommending the purchase or sale of securities while in possession of material non-public information; or

      3. communicating material non-public information to others (i.e., "tipping").

      The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this Policy Statement, you have any questions you should consult the CCO.

A. Who is an Insider?

      The concept of "insider" is broad and it includes trustees, directors, officers, partners, members, and employees of a company. In addition, a person can become a "temporary insider" if that person is given material inside information about a company or the market for the company's securities on the reasonable expectation that the recipient would maintain the information in confidence and would not trade on it.

B. What is Material Information?

      Trading, tipping, or recommending securities transactions while in possession of inside information is not an actionable activity unless the information is "material." Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or (ii) it would significantly alter the total mix of information made available. A pragmatic test is whether the information is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to, the following: dividend changes, earnings estimates, changes in previously released earnings estimates, a joint venture, the borrowing of significant funds, a major labor dispute, merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. For information to be considered material it need not be so important that it would have changed an investor's decision to purchase or sell particular securities; rather it is enough that it is the type of information on which reasonable investors rely in making purchase or sale decisions. The materiality of information relating to the possible occurrence of any future event may depend on the likelihood that the event will occur and its significance if it did occur.


Westport Code of Ethics              -iii-               Effective as of: 3/6/06

C. What is Non-Public Information?

      All information is considered non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.

D. Penalties for Insider Trading

      Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she did not personally benefit from the violation. Penalties include:

      1.    civil injunctions;

      2. criminal penalties for individuals of up to $1,000,000 and for "non-natural persons" of up to $2.5 million dollars plus, for individuals, a maximum jail term of ten years;

      3.    private rights of actions for disgorgement of profits;

      4. civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;

      5. civil penalties for the employer or other controlling person of up to the greater of $1,000,000 per violation or three times the amount of the profit gained or loss avoided as a result of each violation; and

      6. a permanent bar, pursuant to the SEC's administrative jurisdiction, from association with any broker, dealer, investment company, investment adviser, or municipal securities dealer.


Westport Code of Ethics               -iv-               Effective as of: 3/6/06

      In addition, any violation of this Policy Statement can be expected to result in serious sanctions by Westport, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT WESTPORT'S POLICY STATEMENT

      The following procedures have been established to aid Westport's Employees in avoiding insider trading, and to aid Westport in preventing, detecting and imposing sanctions against insider trading. Every Covered Person must follow these procedures or risk serious sanctions, as described above. If you have any questions about these procedures you should consult the CCO.

A.    Identifying Insider Information

      Before trading for yourself or others, including for any client accounts managed by Westport, in the securities of a company about which you may have potential insider information, or revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions:

      1. Is the information material? Is this information that an investor would consider important in making a investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

      2. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, or has it otherwise been made available to the public?

      If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information may be material and non-public, you should take the following steps:

      1. Report the matter immediately to the CCO. In consulting with the CCO, you should disclose all information that you believe may bear on the issue of whether the information you have is material and non-public.

      2. Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by Westport.

      3. Refrain from communicating the information inside or outside Westport, other than to the CCO.

      After the CCO has reviewed the issue, you will be instructed to continue the prohibitions against trading, tipping, or communication, or you will be allowed to trade and communicate the information. In appropriate circumstances, the CCO will consult with counsel as to the appropriate course to follow.


Westport Code of Ethics               -v-                Effective as of: 3/6/06

B.    Personal Securities Trading

      All Covered Persons must adhere to Westport's Code of Ethics and Conduct ("Code") with respect to securities transactions effected for their own account and accounts over which they have a direct or indirect beneficial interest. Please refer to the Code as necessary.

C.    Restricting Access to Material Non-Public Information

      Information in your possession that you identify, or which has been identified to you as material and non-public, must not be communicated to anyone, except as provided in paragraph II.A., above. In addition, you should make certain that such information is secure. For example, files containing material non-public information should be sealed and inaccessible and access to computer files containing material non-public information should be restricted by means of a password or other similar restriction.

D.    Resolving Issues Concerning Insider Trading

      If, after consideration of the items set forth in paragraph II.A. above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, please discuss such matters with the CCO before trading on or communicating the information in question to anyone.

E.    Supervisory Procedures

      Westport's CCO is critical to the implementation and maintenance of these Policy and Procedures against insider trading. The supervisory procedures set forth below are designed to prevent insider trading.

      1.    Prevention of Insider Trading

      In addition to the prior written approval and monthly reporting procedures specified in the Code concerning personal securities transactions, the following measures have been implemented to prevent insider trading by Covered Persons:

            a. Each Covered Person will be provided with a copy of the Insider Trading Policy;

            b.    The CCO will answer questions regarding the Insider Trading
                  Policy;

            c. The CCO will resolve issues of whether information received by a Covered Person is material and non-public;

            d. The CCO will review on a regular basis, and update as necessary, the Insider Trading Policy;

            e. Whenever it has been determined that a Covered Person has material non-public information, the CCO will implement measures to prevent dissemination of such information; and


Westport Code of Ethics               -vi-               Effective as of: 3/6/06

            f. Upon the request of any Covered Person, the CCO will promptly review and either approve or disapprove a request for clearance to trade in the subject securities.

      2.    Special Reports to Management

      Promptly upon learning of a potential violation of the Insider Trading Policy, the CCO will prepare a confidential written report to the management of the effected Westport entity providing full details and recommendations for further action.

      3.    Annual Reports to Management

      On an annual basis, the CCO will prepare a written report to the management of each Westport entity setting forth:

            a. full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and

            b. an evaluation of the current Insider Trading Policy and any recommendations for improvement.

      In response to such reports, management of each Westport entity will determine whether any changes to the Insider Trading Policy may be appropriate.


Westport Code of Ethics               -vii-              Effective as of: 3/6/06

                                    EXHIBIT B

                               THE WESTPORT FUNDS
                             WESTPORT ADVISERS, LLC
                         WESTPORT ASSET MANAGEMENT, INC.

                 Personal Trading Request and Authorization Form

Access Person Name _______________________________

Person On Whose Behalf Trade is Being Done (if different) ______________________

Broker ___________________ Brokerage Account Number _________________

Reportable Security ________________________________ Ticker Symbol ______
                     Company Name, Type of Reportable Security

Number of Shares or Units _____________ Price per Share or Unit ________________

Approximate Total Price __________________     Buy or Sell __________________

I hereby certify that all of the following information is true and complete:

To the best of my knowledge, neither I nor anyone at Westport possess material, non-public information about the issuer or the security.

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Code.

_______________________________________                         ________________
Signature                                                             Date

A record of this transaction will be kept by the CCO in confidential files.(3)

For Transactions in Reportable Securities Only: When signed and dated by a principal of Westport, this authorization is approved for this transaction only and is effective for 12 hours from the time written below unless you are notified otherwise by the a principal of Westport.

                                                                            a.m.
_______________________________________     ________________  ______________p.m.
Westport Principal                              Date               Time


----------
(3) CCO or Westport principal please note: If approval is granted to acquire securities in an initial public offering or in a private placement, indicate the reasons for such approval on the reverse side of this form. This form must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later in accordance with Section 10 of the Code.


Westport Code of Ethics: Transaction Pre-Clearance Form  Effective as of: 3/6/06

                                    EXHIBIT C

                               THE WESTPORT FUNDS
                             WESTPORT ADVISERS, LLC
                         WESTPORT ASSET MANAGEMENT, INC.

                    Initial/Annual Securities Holdings Report

                This form must be completed by each Access Person
                   within 10 days of becoming an Access Person and be current as of a date within 45 days of the Access Person's start date and no later than January 30 of each calendar year thereafter as of December 31 of the prior calendar year.

      I hereby certify that the securities on the attached account statements are the only Reportable Securities in which I have a direct or indirect Beneficial Ownership as of the date written above.

      Listed below are the names of every broker, dealer and bank with whom I maintain an account in which securities are held for my direct or indirect benefit:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



         Signature    __________________________________________________________

         Name:        __________________________________________________________
                                            Please Print

         Date:        __________________________________________________________


Westport Code of Ethics: Standard Quarterly Report        Effective as of:3/6/06

                                    EXHIBIT D

                               THE WESTPORT FUNDS
                             WESTPORT ADVISERS, LLC
                         WESTPORT ASSET MANAGEMENT, INC.

                             Quarterly Transactions

                For the quarter ending ___________________, 20___

      I hereby certify that the transactions on the attached account statements are the only transactions in Reportable Securities entered into during the quarter ending on the date written above in which I had any direct or indirect Beneficial Ownership.

      Please check the applicable box below:

      |_| During the quarter ending on the date written above, I have not established any new account in which any securities were held during such quarter for my direct or indirect benefit.

      |_| During the quarter ending on the date written above, I have established the following new accounts in which any securities were held during such quarter for my direct or indirect benefit:

Name of Broker, Dealer, or Bank                                 Date Established
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


         Signature    __________________________________________________________

         Name:        __________________________________________________________
                                            Please Print

         Date:        __________

Westport Code of Ethics: Standard Quarterly Report        Effective as of:3/6/06

                                    EXHIBIT E

                               THE WESTPORT FUNDS
                             WESTPORT ADVISERS, LLC
                         WESTPORT ASSET MANAGEMENT, INC.

                     Certification of Receipt and Compliance

                This form must be completed by each Access Person
                  within 10 days of becoming an Access Person;
     within [10/30] days after the end of each calendar year thereafter; and
                   upon receipt of any amendment to the Code.

I hereby acknowledge receipt of Westport's current Code of Ethics (the "Code"), including any applicable amendments. I hereby certify that I (i) recently have read/re-read the Code (including any amendments thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Name:             _________________________________
                  (Please print or type clearly)

Signature:        _________________________________

Date:             _________________________________


Westport Code of Ethics: Certification of Receipt and Compliance
                                                         Effective as of: 3/6/06

                                    EXHIBIT F

                             POLICIES AND PROCEDURES
                        CONCERNING THE MISUSE OF MATERIAL
                             NON-PUBLIC INFORMATION
                         (the "Insider Trading Policy")

                        ANNUAL CERTIFICATE OF COMPLIANCE

_________________________
Name (please print)

This is to certify that the I have read and sufficiently understand the Insider Trading Policy distributed to me on _________________, 20___. I certify that I have complied with the Insider Trading Policy during the course of my association with Westport and that I will continue to do so in the future. Moreover, I agree to promptly report to the CCO any violation or possible violation of the Insider Trading Policy of which I become aware.

I understand that violation of the Insider Trading Policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

_____________________________________
Signature

_____________________________________
Date

Westport Code of Ethics: Insider Trading Policy Certificate of Compliance
                                                         Effective as of: 3/6/06